Exhibit 99.1

Earthstone Energy, Inc. Reports Second Quarter 2016 Results and Reaffirms Guidance for 2016

The Woodlands, Texas, August 8, 2016 – Earthstone Energy, Inc. (NYSE MKT: ESTE) (“Earthstone”, the “Company”, “we” or “us”), today announced financial and operating results for the three month period ended June 30, 2016 and reiterates guidance for 2016.

Second Quarter 2016 Summary

•	Average daily production of 3,759 Boepd
•	Total revenue of $10.6 million, which includes the effects of realized hedges
•	Adjusted EBITDAX(1) of $4.5 million
•	Net loss of $11.2 million and adjusted net loss of $1.1 million
•	Closed the acquisition of Lynden Energy Corp. on May 18th providing an entrance into the Midland Basin with 5,900 net acres, current net production of 1,130 Boepd, and 100 gross horizontal locations
•	Redetermined borrowing base at $75.0 million, with $10.0 million drawn
•	Completed public equity offering, raising gross proceeds of $49.8 million

(1)See “Reconciliation of Non-GAAP Financial Measures” section below.

Operations Update

We currently plan to complete our 12 Eagle Ford well inventory in the third and fourth quarters of 2016.  These wells are in four units located in Karnes County, Texas (33% operated working interest) and Fayette County, Texas (50% working interest), two of which are held by production and the other two are in the primary term of leases.

In addition, pending commodity prices, we plan to drill five to six gross Eagle Ford wells (33% to 50% operated working interest) in southwestern Gonzales County, Texas, beginning in the fourth quarter of 2016.

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended June 30,
	2016(1)	2015(2)
Total Revenue	9,810	16,733
Realized Hedge Settlements	806	943
Adjusted Revenue (including realized hedge settlements)	10,616	17,676
Net Loss	(11,172)	(748)
Adjusted Net Loss(3)	(1,084)	1,080
Loss Per Share (Diluted)	(0.69)	(0.05)

Adjusted Loss Per Share (Diluted)(3)	(0.07)	0.08
Adjusted EBITDAX(3)	4,500	8,660

Production(2):
Oil (MBbls)	201	230
Gas (MMcf)	545	739
NGL (MBbls)	50	58
Total (MBOE)	343	411
Total daily production (Boepd)	3,759	4,517(2)

Average prices:
Oil ($/Bbl)	40.28	52.94
Gas ($/Mcf)	1.87	2.68
NGL ($/Bbl)	13.18	14.01
Total ($/Boe)	28.58	36.39

Adjusted for realized derivatives settlements:
Oil ($/Bbl)	43.65	57.04
Gas ($/Mcf)	2.10	2.68
NGL ($/Bbl)	13.18	14.01
Total ($/Boe)	30.94	38.69
(1)	Includes the acquisition of Lynden Energy Corp. on May 18, 2016.
(2)

Amounts shown above for the three months ended June 30, 2015, are those previously reported. Comparative production was 3,982 Boepd for the period after eliminating accrued production related to certain non-operated natural gas wells that were subsequently deemed non-consent in connection with certain pending litigation.  For further information, please refer to the Company’s annual report on Form 10-K for the year ended December 31, 2015, and its press release dated March 11, 2016.

(3)	See “Reconciliation of Non-GAAP Financial Measures” section below.

Rig Idle and Termination Expense

In the second quarter of 2016, the Company recognized a non-recurring expense of $3.8 million associated with the termination of a drilling rig contract that was entered into in mid-2014 and utilized in our Eagle Ford operations from April 2015 through January 2016.  The Company temporarily idled the rig in January 2016, and subsequently, the Company and its rig contractor agreed to terminate the contract. The total financial obligation was $5.1 million, of which $1.3 million was recognized in the first quarter while the rig was temporarily idled and $3.8 million was recognized in the second quarter of 2016. To fulfil this obligation, the Company issued the rig contractor a $5.1 million unsecured promissory note.  The note amortizes over a 3-year period concluding in July 2019 with no pre-payment penalty.  The note has an interest rate of 8.0% for the first 12 months, 10.0% for the second 12 months, and 12.0% for the last 12 months. As of June 30, 2016, $1.6 million was recorded as a current liability and $3.5 million was recorded as a long-term liability.

Hedging Update

During the second quarter of 2016, the Company entered into additional hedge transactions associated with its oil and natural gas production for the remainder of 2016, 2017, and 2018.  The Company has now hedged for the second half of 2016 approximately 2,010 Boepd, or 44%, of the mid-point of its

2016 production guidance at average oil and natural gas prices of $49.35/Bbl and $2.604/MMBtu, respectively.  Further details of the Company’s hedge transaction are provided in its quarterly report on Form 10-Q for the period ended June 30, 2016.

Acquisition of Lynden Energy Corp.

As previously announced, the Company closed its acquisition of Lynden Energy Corp. on May 18, 2016, for approximately $77.8 million, financed by the issuance of approximately 3.7 million shares of Earthstone common stock and the assumption of Lynden’s net financial obligations.  The acquisition provides the Company with approximately 5,900 net acres in the Midland Basin, current net production of 1,130 Boepd, and 100 gross horizontal locations.

Guidance Reaffirmed

The Company reiterates guidance previously disclosed on June 15, 2016.  This guidance is subject to significant and material changes, including commodity prices and industry conditions.

Capital Expenditures	$ millions (Net)	Number of Gross / Net Wells Spudded	Number of Gross / Net Wells On Line
Drilling and Completion:
Operated Eagle Ford	24.5	5 / 2.5	12 / 5.3
Non-Operated Bakken	7.0	10 / 0.4	35 / 1.4
Non-Operated Midland Basin – Horizontal	3.5	1 / 0.4	1 / 0.4
Non-Operated Spade Ranch	1.0	0 / 0	2 / 1.0
Operated Austin Chalk	1.1	0 / 0	1 / 0.5
Land	2.0
Total	39.1	16 / 3.3	51 / 8.6

2016 Average Production (Boepd)	4,400 – 4,800
% Oil	63%
% Gas	25%
% NGL	12%

Operating Costs ($/Boe)
Lease Operating and Workover	10.00 – 11.00
Production Taxes	1.50 – 2.00
Cash G&A	6.00 – 7.00
DD&A	17.00 – 19.00

Note: Guidance is forward-looking information that is subject to a number of risks and uncertainties, many of which are beyond the Company’s control. See “Forward-Looking Statements” section below.

Management Comments

Frank A. Lodzinski, President and Chief Executive Officer of Earthstone Energy, Inc., commented, “We had a number of significant accomplishments in the second quarter of 2016.  Notably, the closing of the Lynden acquisition has increased our production and places the Company in a premier basin that is characterized by numerous zones, high recoveries, and a low cost structure.  We welcome Lynden’s stockholders to the Company.  In addition, we successfully completed the Company’s first equity offering, raising approximately $50.0 million from institutional investors.  We initially used some of these proceeds to reduce indebtedness under our revolving credit facility from $47.8 million to $10.0 million.  With increased financial flexibility and preservation of capital demonstrated in the first half of

2016, we believe now is an opportune time to complete our inventory of 12 Eagle Ford wells and will likely do so in the third and fourth quarters of 2016.  In addition, we may drill five to six wells in southwestern Gonzales County in the fourth quarter of 2016 and the first quarter of 2017; however, the recent decline in commodity prices gives us caution, and as such, we continue to judge the merits of resuming drilling activities.”

Conference Call Details

Earthstone is hosting a conference call on Tuesday, August 9, 2016 at 3:00 p.m. Eastern to discuss its second quarter 2016 results and current operations.  Investors and analysts are invited to participate in the call by dialing 877-407-8035 for domestic calls or 201-689-8035 for international calls, in both cases asking for the Earthstone conference call.

A replay of the call will be available on the Company’s website and by telephone until 11:59 p.m. Eastern (10:59 p.m. Central), August 23, 2016.  The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Conference ID: 13643104.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company engaged in developing and acquiring oil and gas reserves through an active and diversified program that includes acquiring, drilling and developing undeveloped leases, asset and corporate acquisitions and exploration activities, with its current primary assets located in the Eagle Ford trend of south Texas, the Midland Basin of west Texas, and in the Williston Basin of North Dakota.  Earthstone is traded on NYSE MKT under the symbol “ESTE.”  Information on Earthstone can be found at www.earthstoneenergy.com.  The Company’s corporate headquarters is located in The Woodlands, Texas.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, expansion of production and development acreage, increased cash flow, earnings and assets and access to capital. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the risks of the oil and gas industry (for example, volatile oil prices and operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future oil and gas prices, production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals; unavailability of gathering systems, pipelines and processing facilities; and the possibility that government policies may change. Earthstone’s annual report on Form 10-K for the year ended December 31, 2015, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact:

Neil K. Cohen

Vice President, Finance, and Treasurer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
ASSETS	2016	2015
Current assets:	(In thousands, except share amounts)
Cash and cash equivalents	$18,870	$23,264
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	14,604	13,529
Joint interest billings and other	1,276	4,924
Prepaid expenses and other current assets	718	498
Current derivative asset	19	3,694
Total current assets	35,487	45,909
Oil and gas properties, successful efforts method:
Proved properties	340,086	283,644
Unproved properties	59,724	34,609
Total oil and gas properties	399,810	318,253

Accumulated depreciation, depletion, and amortization	(130,776)	(119,920)
Net oil and gas properties	269,034	198,333
Other noncurrent assets:
Goodwill	20,568	17,532
Office and other equipment, less accumulated depreciation of $1,315 and $1,028 at June 30, 2016 and December 31, 2015	1,705	1,934
Other noncurrent assets	1,183	1,236
TOTAL ASSETS	$327,977	$264,944
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$10,493	$11,580
Accrued expenses	9,266	12,975
Revenues and royalties payable	7,795	8,576
Current porting of long-term debt	1,554	—
Current derivative liability	1,463	—
Advances	655	15,447
Total current liabilities	31,226	48,578

Noncurrent liabilities:
Long-term debt	13,505	11,191
Asset retirement obligations	5,597	5,075
Noncurrent derivative liability	1,122	—
Deferred tax liability	664
Other noncurrent liabilities	198	227
Total noncurrent liabilities	21,086	16,493

Commitments and Contingencies (Note 10)

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 22,289,177 and 13,835,128 shares issued and outstanding at June 30, 2016 and December 31, 2015	23	14
Additional paid-in capital	451,462	358,086
Accumulated deficit	(175,360)	(157,767)
Treasury stock, 15,357 shares at June 30, 2016 and December 31, 2015	(460)	(460)
Total equity	275,665	199,873

TOTAL LIABILITIES AND EQUITY	$327,977	$264,944

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUES	(In thousands, except share and per share amounts)
Oil, natural gas, and natural gas liquids revenues:
Oil	$8,097	$12,163	$13,636	$21,201
Natural gas	1,016	1,982	1,959	3,512
Natural gas liquids	664	813	992	1,487
Total oil, natural gas, and natural gas liquids revenues	9,777	14,958	16,587	26,200
Gathering income	33	95	87	173
Gain on sales of oil and gas properties, net	—	1,680	—	1,680
Total revenues	9,810	16,733	16,674	28,053
OPERATING COSTS AND EXPENSES
Production costs:
Lease operating expense	3,201	4,239	6,267	8,613
Severance taxes	514	746	896	1,376
Rig idle and contract termination expense	3,790	—	5,059	—
Depreciation, depletion, and amortization	5,598	8,674	11,103	14,598
Re-engineering and workovers	306	167	581	286
Exploration expense	—	142	5	142
General and administrative expense	2,273	2,484	5,471	5,055
General and administrative expense - stock-based compensation	561	—	561	—
Total operating costs and expenses	16,243	16,452	29,943	30,070
(Loss) income from operations	(6,433)	281	(13,269)	(2,017)
OTHER INCOME (EXPENSE)
Interest expense, net	(370)	(169)	(593)	(338)
Net loss on derivative contracts	(4,228)	(1,318)	(3,463)	(644)
Other income (expense), net	45	163	(82)	257
Total other income (expense)	(4,553)	(1,324)	(4,138)	(725)
Loss before income taxes	(10,986)	(1,043)	(17,407)	(2,742)
Income tax expense (benefit)	186	(295)	186	(880)
Net loss	$(11,172)	$(748)	$(17,593)	$(1,862)
Net loss per common share:
Basic	$(0.69)	$(0.05)	$(1.17)	$(0.13)
Diluted	$(0.69)	$(0.05)	$(1.17)	$(0.13)
Weighted average common shares outstanding:
Basic	16,121,568	13,835,128	14,978,348	13,835,128
Diluted	16,121,568	13,835,128	14,978,348	13,835,128

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:	(In thousands)
Net loss	$(17,593)	$(1,862)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion, and amortization	11,103	14,598
Unrealized loss on derivative contracts	6,260	3,081
Rig idle and termination expense	5,059	—
Accretion of asset retirement obligations	261	282
Stock-based compensation	561	—
Deferred income taxes	—	(871)
Amortization of deferred financing costs	142	130
Settlement of asset retirement obligations	—	(46)
Gain on sale of assets	—	(1,680)
Changes in assets and liabilities:
Decrease in accounts receivable	4,414	4,397
(Increase) decrease in prepaid expenses and other	(132)	427
Decrease in accounts payable and accrued expenses	(6,634)	(18,356)
Decrease in revenue and royalties payable	(780)	(2,895)
Decrease in advances	(14,792)	(7,566)
Net cash used in operating activities	(12,131)	(10,361)
Cash flows from investing activities:
Lynden Arrangement, net of cash acquired	(31,334)	—
Acquisitions of oil and gas property	—	(5,430)
Additions to oil and gas property and equipment	(6,749)	(42,888)
Additions to other property and equipment	(44)	(279)
Proceeds from sales of oil and gas properties	—	3,506
Net cash used in investing activities	(38,127)	(45,091)
Cash flows from financing activities:
Proceeds from borrowings	36,597	—
Repayment of borrowings	(37,788)	—
Issuance of common stock, net of offering costs of $2.7 million	47,125	—
Deferred financing costs	(70)	(125)
Net cash provided by (used in) financing activities	45,864	(125)
Net decrease in cash and cash equivalents	(4,394)	(55,577)
Cash and cash equivalents at beginning of period	23,264	100,447
Cash and cash equivalents at end of period	$18,870	$44,870
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$416	$175
Non-cash investing and financing activities:
Common stock issued for Lynden Arrangement	$45,698	$-
Asset retirement obligations	$94	$91

Earthstone Energy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
Unaudited

Non-GAAP Financial Measures

The non-GAAP financial measures of Adjusted Net Income and Adjusted EBITDAX, as calculated by us below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP (U.S. Generally Accepted Accounting Principles). These disclosures may not be comparable to similarly titled measures used by other companies. Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss, or any other GAAP measure of financial position or results of operations.

I. Adjusted Net Income (Loss)

Adjusted net income (loss) is a non-GAAP financial measure we use to evaluate performance, prior to non-cash gains and losses and non-recurring items after applying adjusted income tax expense.  Non-cash gains and losses may include, when applicable, accretion, impairment expense, unrealized gains and losses on derivative contracts, non-cash stock compensation expense, and items that management considers non-recurring. We believe adjusted net income helps investors compare our results with other oil and natural gas companies.

The following presents a reconciliation of income (loss) before income taxes to adjusted net income (loss):

	Three Months Ended June 30,
($000s except where noted)	2016	2015
Loss before income taxes	(11,172)	(748)
Accretion	133	137
Rig idle and contract termination expense	3,790	--
Unrealized loss on derivative contracts	5,034	2,261
Non-cash stock based compensation	561	--
Subtotal	(1,654)	1,650
Adjusted income tax expense (benefit)(1)	(571)	570
Adjusted net income (loss)	(1,083)	1,080

Adjusted net loss per share – basic and diluted	(0.07)	0.08
Shares outstanding – basic and diluted (000s)	16,122	13,835
(1)	Adjusted income tax expense is calculated by applying an estimated effective tax rate of 34.5%.

II. Adjusted EBITDAX

Adjusted EBITDAX is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  It is also used to assess our ability to incur and service debt and fund capital expenditures.  We define “Adjusted EBITDAX” as net income (loss) plus, when applicable, (gain) loss on sale of assets; accretion; impairment expense; depletion, depreciation, and amortization; exploration expense; idle rig expense; interest expense; interest income; unrealized (gain) loss on derivatives; non-cash stock compensation expense; and income tax expense (benefit).

Our Adjusted EBITDAX should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX in the same manner.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended June 30,
	2016	2015
Net Loss	(11,172)	(748)
(Gain) / loss on sale of assets	--	(1,680)
Accretion	133	137
Depletion, depreciation, and amortization	5,598	8,674
Exploration expense	--	142
Rig idle and contract termination expense	3,790	--
Interest expense	372	182
Interest income	(2)	(13)
Unrealized loss on derivative contracts	5,034	2,261
Non-cash stock based compensation	561	--
Income tax expense (benefit)	186	(295)
Adjusted EBITDAX	4,500	8,660